MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                  CERTIFIED PUBLIC ACCOUNTANTS
                       888 SEVENTH AVENUE
                    NEW YORK, NEW YORK 10106
                            _________

                       TEL: (212) 757-8400
                       FAX: (212) 757-6124









                  INDEPENDENT AUDITORS' CONSENT



We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated July 2, 2001, relating to the financial statements of Travco, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.



                           /s/ Merdinger, Fruchter, Rosen & Corso, P.C.
                           MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.


New York, New York
July 19, 2001